Exhibit 4.16

BROOKFIELD PROPERTY PARTNERS L.P.
FIRST AMENDMENT TO THE
AMENDED AND RESTATED MASTER SERVICES AGREEMENT
THIS AMENDMENT (the “Amendment”) to the Amended and Restated Master Services Agreement dated as of March 3, 2015 (the “Agreement”) between Brookfield Property Partners L.P. (the “Partnership”) and Brookfield Asset Management Inc., inter alios, is dated July 1, 2015. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.
WHEREAS, the undersigned desire to amend the Agreement, with respect to fees payable under the Agreement, as set out herein;
AND WHEREAS, pursuant to Section 7.4 of the Agreement, the parties to the Agreement acknowledged and agreed that subject to the conditions set out in Section 7.4 of the Agreement, it may be desirable to increase the Fee Amount from time to time;
AND WHEREAS, the conditions of Section 7.4 of the Agreement are satisfied;
NOW THEREFORE,

1.	Amendments to Article 1

(a)	Section 1.1.5 is hereby deleted in its entirety and replaced with the following:
“Base Management Fee” means, with respect to any Quarter, the Fee Amount less the Fee Adjustment, if any, for such Quarter, but in no event will be equal to less than $12.5 million (as adjusted for inflation annually beginning on January 1, 2014, at the Inflation Factor);

(b)	Section 1.1.23 is hereby deleted in its entirety and replaced with the following:
“Fee Amount” means an amount equal to the greater of (a) 0.125% of the Total Capitalization as of the last day of such Quarter and (b) $12.5 million (as adjusted for inflation annually beginning on January 1, 2014, at the Inflation Factor);

(c)	Section 1.1 is hereby amended by adding the following definitions:
1.1.22.1    “Fee Adjustment” means an amount equal to the sum of the Residual Creditable Operating Entity Payment and the Residual Equity Enhancement Adjustment for such Quarter, each as defined in the limited partnership agreement of Property Partnership;
1.1.54.1    “Total Capitalization” has the meaning given thereto in the limited partnership agreement of the Property Partnership;

2.	This Amendment shall be effective upon the date first written above.

3.	This Amendment shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

4.	Except as modified herein, all terms and conditions of the Agreement shall remain in full force and effect.

5.	This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall be construed together as one agreement.

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Exhibit 4.16

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

BROOKFIELD ASSET MANAGEMENT INC.

By:	/s/ A.J. Silber
Name: A.J. Silber Title: Vice President, Legal Affairs

BROOKFIELD PROPERTY PARTNERS L.P., By:BROOKFIELD PROPERTY PARTNERS LIMITED, its general partner

By:	/s/ Jane Sheere
Name: Jane Sheere Title: Secretary

BROOKFIELD PROPERTY L.P. By:BROOKFIELD PROPERTY PARTNERS L.P., its general partner By:BROOKFIELD PROPERTY PARTNERS LIMITED, its general partner

By:	/s/ Jane Sheere
Name: Jane Sheere Title: Secretary

BROOKFIELD GLOBAL PROPERTY ADVISOR LIMITED

By:	/s/ James Tuckey
Name: James Tuckey Title: Director

BROOKFIELD PROPERTY GROUP LLC
By:	/s/ Murray Goldfarb
Name: Murray Goldfarb Title: Senior Vice President

[First Amendment to Amended and Restated Master Services Agreement]

Exhibit 4.16

BROOKFIELD ASSET MANAGEMENT PRIVATE INSTITUTIONAL CAPITAL ADVISER US, LLC
By:	/s/ Mark Srulowitz
Name: Mark Srulowitz Title: Secretary

BPG HOLDINGS GROUP INC.
By:	/s/ Sujoy Gupta
Name: Sujoy Gupta Title: Vice President

BROOKFIELD BPY HOLDINGS INC.
By:	/s/ Michelle Campbell
Name: Michelle Campbell Title: Secretary

BPY BERMUDA HOLDINGS LIMITED
By:	/s/ Jane Sheere
Name: Jane Sheere Title: Secretary

BPY BERMUDA HOLDINGS II LIMITED
By:	/s/ Jane Sheere
Name: Jane Sheere Title: Secretary

BROOKFIELD BPY PROPERTY HOLDINGS I LLC
By:	/s/ Michelle Campbell
Name: Michelle L. Campbell Title: Secretary

BROOKFIELD BPY PROPERTY HOLDINGS III LLC
By:	/s/ Michelle Campbell
Name: Michelle Campbell Title: Secretary

BROOKFIELD BPY RETAIL HOLDINGS I LLC
By:	/s/ Jane Sheere
Name: Jane Sheere Title: Secretary

BROOKFIELD BPY RETAIL HOLDINGS IV LLC
By:	/s/ Jane Sheere
Name: Jane Sheere Title: Secretary

BPY BERMUDA HOLDINGS III LIMITED
By:	/s/ Jane Sheere
Name: Jane Sheere Title: Secretary

[First Amendment to Amended and Restated Master Services Agreement]

Exhibit 4.16

BROOKFIELD BPY RETAIL HOLDINGS II INC.
By:	/s/ Michelle Campbell
Name: Michelle Campbell Title: Secretary

[First Amendment to Amended and Restated Master Services Agreement]